Exhibit 99.1

Technical Communications Corporation Reports Results for the Three and Six Months Ended March 28, 2015

CONCORD, Mass.--(BUSINESS WIRE)--May 11, 2015--Technical Communications Corporation (NasdaqCM: TCCO) today announced its results for the three and six month periods ended March 28, 2015. For the quarter ended March 28, 2015, the Company reported net income of $210,000, or $0.11 per share, on revenue of $2,373,000, as compared to a net loss of $(1,467,000), or $(0.80) per share, on revenue of $1,293,000 for the quarter ended March 29, 2014. For the six months ended March 28, 2015, the Company reported a net loss of ($518,000), or ($0.28) per share, on revenue of $3,256,000, compared to a net loss of ($1,282,000), or ($0.70) per share, on revenue of $3,802,000 for the six months ended March 29, 2014.

Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC, said, “Our results for the quarter largely reflect a partial shipment of the previously announced $3.3 million contract from the Government of Egypt. The balance from this significant order is expected to be delivered in the third quarter of fiscal 2015.”

“We have a pipeline of potential contracts and new initiatives in development; however, long government procurement cycles, unpredictable order fulfillment lead times and fluctuating market conditions are expected to delay contract awards and negatively affect profitability for the fiscal year. We plan to continue to closely monitor and reduce operating expenses as appropriate while strategically investing in business development efforts,” added Guild.

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the effect of foreign political unrest; domestic and foreign government policies and economic conditions; future changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended December 27, 2014, and its Annual Report on Form 10-K for the fiscal year ended September 27, 2014 and the “Risk Factors” section included therein.

Technical Communications Corporation

Condensed consolidated income statements
	Quarter Ended
	(Unaudited)
	03/28/2015	03/29/2014
Net sales	$2,373,000	$1,293,000
Gross profit	1,723,000	956,000
S, G & A expense	765,000	842,000
Product development costs	753,000	766,000
Operating profit (loss)	205,000	(652,000)
Income tax provision	-	821,000
Net income (loss)	210,000	(1,467,000)
Net income (loss) per share:
Basic	$0.11	$(0.80)
Diluted	$0.11	$(0.80)

	Six Months Ended
	(Unaudited)
	03/28/2015	03/29/2014
Net sales	$3,256,000	$3,802,000
Gross profit	2,335,000	2,676,000
S, G & A expense	1,521,000	1,549,000
Product development costs	1,343,000	1,528,000
Operating loss	(529,000)	(401,000)
Income tax provision	-	894,000
Net loss	(518,000)	(1,282,000)
Net loss per share:
Basic	$(0.28)	$(0.70)
Diluted	$(0.28)	$(0.70)

Condensed consolidated balance sheets
	03/28/2015	09/27/2014
	(Unaudited)	(derived from audited
		financial statements)
Cash and marketable securities	$3,037,000	$4,938,000
Accounts receivable, net	1,860,000	403,000
Inventory	2,804,000	2,721,000
Other current assets	190,000	210,000
Total current assets	7,891,000	8,272,000
Marketable securities	881,000	1,105,000
Property and equipment, net	330,000	432,000

Investment in unconsolidated subsidiary	275,000	-

Total assets	$9,377,000	$9,809,000

Accounts payable	298,000	173,000
Accrued expenses and other current liabilities	452,000	568,000
Total current liabilities	750,000	741,000
Total stockholders’ equity	8,627,000	9,068,000
Total liabilities and stockholders’ equity	$9,377,000	$9,809,000

CONTACT:
Technical Communications Corporation
Michael P. Malone, 978-287-5100
Chief Financial Officer
www.tccsecure.com